As filed with the Securities and Exchange Commission on September 22, 2023

Registration Nos. 333-225363

333-238706

333-239550

333-263867

333-268936

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-225363

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-238706

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-239550

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-263867

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-268936

UNDER THE SECURITIES ACT OF 1933

IMV INC. (Exact name of Registrant as specified in its charter)
Canada (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)
130 Eileen Stubbs Avenue, Suite 19 Dartmouth, Nova Scotia, Canada (Address of Principal Executive Offices)	B3B 2C4 (Zip Code)

IMV Inc. Amended Stock Option Plan

IMV Inc. Amended Deferred Share Unit Plan

(Full title of the plan)

C T Corporation System

28 Liberty Street

New York, NY 10005

(Name and address of agent for service)

(212) 894-8940

(Telephone number, including area code, of agent for service)

Copies to:

Brittany Davison IMV Inc. 130 Eileen Stubbs Avenue, Suite 19 Dartmouth, Nova Scotia B3B 2C4 Canada Telephone: (902) 492-1819	Thomas M. Rose Troutman Pepper Hamilton Sanders LLP 401 9th Street, NW, Suite 1000 Washington, DC 20004 United States Telephone: (757) 687-7715

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended. ☐

EXPLANATORY NOTE

IMV Inc. (the “Registrant”) is filing these Post-Effective Amendments (these “Amendments”) to those certain Registration Statements on Form S-8, Nos. 333-225363, 333-238706, 333-239550, 333-263867, and 333-268936 (as amended, if applicable, the “Registration Statements”), to terminate the offerings registered on such Registration Statements and to withdraw and remove from registration, and deregister certain securities originally registered by the Registrant pursuant to the Registration Statements. The Registrant is no longer issuing securities under the IMV Inc. Amended Stock Option Plan or the IMV Inc. Amended Deferred Share Unit Plan.

In accordance with undertakings made by the Registrant in the Registration Statements to remove from registration, by means of post-effective amendment, any of the securities which had been registered for issuance but remain unsold or unissued at the termination of the offerings, the Registrant hereby terminates the effectiveness of the Registration Statements, and removes and withdraws from registration any and all such securities of the Registrant registered pursuant to the Registration Statements that remain unsold or unissued as of the date hereof. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

-ii-

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dartmouth, Province of Nova Scotia, Canada, on September 22, 2023.

IMV Inc.

By:	/s/ Brittany Davison
	Name:	Brittany Davison
	Title:	Chief Accounting Officer

Pursuant to the requirements of the Securities Act, these Post-Effective Amendments to the Registration Statements have been signed by the following persons in the capacities indicated on September 22, 2023.

Signature	Title

/s/ Andrew Hall	Chief Executive Officer and Director
Andrew Hall	(principal executive officer)

/s/ Brittany Davison	Chief Accounting Officer and Director
Brittany Davison	(principal financial and accounting officer)

/s/ Michael P. Bailey	Chair of the Board
Michael P. Bailey

/s/ Michael Kalos	Director
Michael Kalos

/s/ Shabnam Kazmi	Director
Shabnam Kazmi

/s/ Kyle Kuvalanka	Director
Kyle Kuvalanka

/s/ Saman Maleki	Director
Saman Maleki

/s/ Markus Warmuth	Director
Markus Warmuth

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed these Post-Effective Amendments to the Registration Statements, solely in the capacity of the duly authorized representative of IMV Inc. in the United States, on September 22, 2023.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director